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                                             [LOGO]  TTR
                                                     TECHNOLOGIES, INC.
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FOR IMMEDIATE RELEASE
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SEPTEMBER 3, 2003



             TTR TECHNOLOGIES APPOINTS RICHARD ROSENBLUM TO BOARD OF
                                    DIRECTORS



NEW YORK, SEPTEMBER 3, 2003-- TTR TECHNOLOGIES, INC., (OTC BB: TTRE) announced today the appointment of Richard Rosenblum to its Board of Directors.



Richard Rosenblum, 44, is the Managing Director of Investment Banking for vFinance Investments in New York, where he is responsible for advising, structuring and financing publicly and privately held companies. Additionally, Mr. Rosenblum is currently a Senior Managing Partner at ACP Advisors in New York, where he is responsible for advising and raising capital for emerging growth companies. Prior to joining vFinance Investments and ACP Advisors, Mr. Rosenblum was a Managing Director at Robb Peck McCooey Financial Services, Inc. in New York.

Mr. Rosenblum is serving on the Board at the request of Yokim Asset Management, a large shareholder of TTR that according to the Form 13-D it filed on June 24, 2003, which owns 9.9% of the Company's common stock. Mr. Rosenblum replaces Neil Subin who resigned from the Company's Board of Directors, effective September 3, 2003, for personal reasons, including focusing on other business opportunities and projects. The Company thanked him for his contributions to the Company and wished him well in his future endeavors.



FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2002, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

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CONTACT:

     Stern & Co.
     Truc Nguyen, 212/888-0044
     tnguyen@sternco.com
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     or
     TTR Technologies, Inc.
     Samuel Brill, 914/921-4004
     samb@ttrtech.com
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